Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	December 14, 2011

BUTLER NATIONAL CORPORATION ANNOUNCES SECOND QUARTER AND SIX MONTHS FISCAL YEAR 2012 FINANCIAL RESULTS AND CONFERENCE CALL

Revenue Increases 28% to $14.1 Million Versus $11.0 Million In Second Quarter

OLATHE, KANSAS, December 14, 2011, - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the second quarter and six months fiscal 2012 for the period ended October 31, 2011 In conjunction with the release, the Company has scheduled a conference call Friday, December 16, 2011 at 10:00 AM Central Standard Time.

What: Butler National Corporation Second Quarter Fiscal 2012 Financial Results Conference Call

When: Friday, December 16, 2011 - 10:00 AM Central Standard Time

How: Live via phone by dialing 800-624-7038. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.  For those who cannot attend the call, an audio replay will be archived on the Company’s web site (www.butlernational.com) on Monday, December 19, 2011.

Clark D. Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the second quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2012

Historical selected financial data related to all operations:

	Quarter Ended October 31			Six Months Ended October 31
	(In thousands)			(In thousands)
	2011	2010	2009	2011	2010	2009
Net Sales	$ 14,141	$ 11,016	$ 4,411	$ 26,287	$ 20,563	$ 10,479
Operating Income	1,378	780	113	2,053	717	814
Net Income	458	473	19	566	362	737
Total Assets	32,095	29,299	24,213	32,095	29,299	24,213
Long-term Obligations	4,946	4,715	5,210	4,946	4,715	5,210
Stockholders' Equity	19,768	16,745	13,956	19,768	16,745	13,956
Weighted Average Shares – Diluted	56,594	56,267	55,501	56,594	56,170	55,501
New Product Research and Development Cost	371	399	463	779	818	958

 Management Comments

"Our revenue for the fiscal quarter-ended October 31, 2011, increased 28% to $14.1 million compared to $11.0 million for the fiscal quarter-ended October 31, 2010.  Net income for the second quarter is $458,000 compared with a net income of $473,000 for the same period in fiscal 2011.  Aircraft modifications experienced a successful quarter increasing revenue 4.3% to $4.0 million and generated an operating profit of $1.8 million compared with revenue of $3.8 million and an operating profit of $1.2 million in the same period in fiscal 2011.  We expect these businesses to continue this strong performance through the balance of fiscal 2012.

Avionics improved revenue for this quarter compared to first quarter, but continued to experience profit challenges in the fiscal quarter-ended October 31, 2011.  Revenue increased 6% to $1.0 million with an operating loss of $162,000 compared with an operating profit of $42,000 in the same period in fiscal 2011.  We are aggressively taking steps to improve performance in our avionics business.  First and foremost, we are working to close outstanding sales opportunities.  Second, we are launching new products including the modernization of the autopilot boards based on the Supplemental Type Certificate announced on June 9, 2011.  Worldwide there are more than 300 Lear 20 Series airplanes that would benefit from this modernization with a substantial market in Mexico and South America.  Third, we are expanding our sales resources and cross-sales activities related to the avionics business.  We are making in person sales calls on potential customers in our expanded market areas.  Finally, we are building a restructuring plan for the organizations of the Avionics business to bring costs in-line with revenues.  We recognize that the Avionics business may require changes. We want to assure investors that we have a plan to make necessary changes to improve performance.

Boot Hill Casino & Resort finished the quarter with a 56% year-over-year revenue increase and an operating profit of $1.3 million compared with an operating loss of $235,000 in the same period in fiscal 2011.  The increase in operating profit was a result of reduced equipment expenses and more efficient operations.

During the three months ending October 31, 2011, we invested approximately $371,000 toward research and development.  We feel this expenditure for the design and development engineering, testing, and certification of new products may stabilize our long-term revenues and enhance our profits.

We continue to move confidently throughout fiscal year 2012, planning to build on our success.  We believe we are well positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Aircraft Modifications:
Revenue from Aircraft Modifications segment for the three months ended October 31, 2011, was $4.0 million, an increase of 4.3% from the three months ended October 31, 2010 with revenue of $3.8 million.  The modifications segment had an operating profit of $1.8 million in the three months ended October 31, 2011, and an operating profit of $1.2 million in the three months ended October 31, 2010.

Avionics:
Revenue from Avionics segment for the three months ended October 31, 2011, was $1.0 million, an increase of 6.2% from the three months ended October 31, 2010 with revenue of $943,000.  The avionics segment had an operating loss of $162,000 in the three months ended October 31, 2011, and an operating profit of $42,000 for the three months ended October 31, 2010.  Many economic and political uncertainties can impact the avionics products line.

Monitoring Services:
Revenue in the Monitoring Services Segment for the three months ended October 31, 2011, was $364,000, a decrease of 5.4% from the three months ended October 31, 2010 with revenue of $385,000.  The monitoring services segment had an operating profit of $34,000 in the three months ended October 31, 2011, and an operating profit of $66,000 for the three months ended October 31, 2010, a decrease of 48%.

Corporate/Professional Services Including Gaming Operations:
Services in this segment include the architectural services activities related to gaming and other real estate development, administrative management services, and engineering consulting services.

Revenue from projects related to architectural services for the three months ended October 31, 2011, was $107,000, a decrease of 36% from the three months ended October 31, 2010 with revenue of $167,000.  The architectural services had an operating loss of $35,000 in the three months ended October 31, 2011, and an operating loss of $44,000 for the three months ended October 31, 2010.

Revenue related to on site contract management of gaming establishments (The Stables and Boot Hill Casino and Resort) and real estate development, for the three months ended October 31, 2011 was $583,000 compared to $499,000 for the three months ended October 31, 2010, an increase of 17%.  The management services related to gaming had an operating loss of $927,000 in the three months ended October 31, 2011, and an operating profit of $225,000 for the three months ended October 31, 2010.

Revenue from Boot Hill Casino and Resort for the three months ended October 31, 2011 was $11.6 million compared to $9.9 million in the three months ended October 31, 2010.  Mandated fees, taxes and distributions reduced gross revenue by $3.5 million leaving net revenue to BHCMC, LLC of $8.1 million for the three months ended October 31, 2011 compared to $5.2 million for the three months ended October 31, 2010.  Net income before taxes and minority interest was $1.3 million in the three months ended October 31, 2011 compared to a loss of $235,000 in the three months ended October 31, 2010.

Backlog:
As of October 31, 2011 our backlog totaled approximately $8.1 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  The backlog includes orders to be delivered after fiscal year 2012 in the amount of approximately $1.1 million.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Reign Strategy & Investment Group
Lou Albert Rodriguez
lou.albert@reigninvestment.com
www.reigninvestment.com

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com
www.jdcreativeoptions.com

Butler National Corporation Investor Relations

Ph (914) 479-9060 Ph (830) 669-2466 Ph (913) 780-9595

THE WORLDWIDE WEB:
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